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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-67489 of New Era of Networks, Inc. on Form S-3 of our report dated September 30, 1998 (relating to the financial statements of Century Analysis Incorporated as of and for the years ended December 31, 1997 and 1996) appearing in the Current Report of New Era of Networks, Inc. on Form 8-K/A and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
--------------------------
    DELOITTE & TOUCHE LLP

San Francisco, California
November 18, 1998